                                                                    EXHIBIT 23.4

                     [LETTERHEAD OF LANDA & ALTSHER, P.C.]


William H. Stephan  Senior Vice President
and Chief Financial Officer
Harborside Healthcare Corporation
470 Atlantic Avenue
Boston, Massachusetts  02210

        RE:     CONSENT OF INDEPENDENT ACCOUNTANTS

Dear Mr. Stephan:

We consent to the inclusion in this registration statement on Form S-4 of our report dated October 22, 1997, on our audit of the combined financial statements of Cushman Management Associates, Inc and Affiliates. We also consent to the references to our firm under the caption "Experts."



                              /s/ LANDA & ALTSHER, P.C.


Randolph, Massachusetts
April 30, 1998